UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2007

Bottling Group, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-80361-01	13-4042452
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 Pepsi Way, Somers, New York		10589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 767-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2007, Marie T. Gallagher, Vice President and Assistant Controller of PepsiCo, Inc. ("PepsiCo"), was appointed to serve as Managing Director of Bottling Group, LLC ("Bottling LLC"). Ms. Gallagher succeeds Matthew M. McKenna, PepsiCo's former Senior Vice President, Tax, who resigned as Managing Director on the same date.

PepsiCo, Bottling LLC and The Pepsi Bottling Group, Inc., of which Bottling LLC is the principal operating subsidiary, have entered into transactions and agreements with one another incident to their respective businesses and are expected to enter into material transactions and agreements from time to time in the future. For further detail on such transactions and agreements, please refer to "Item 13. Certain Relationships and Related Transactions, and Director Independence" of Bottling LLC's Annual Report on Form 10-K for the fiscal year ended December 30, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bottling Group, LLC

December 20, 2007	By:	/s/ David Yawman

Name: David Yawman
Title: Managing Director-Delegatee